Exhibit 4(b)(3)

EXECUTION COPY

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of July 30, 2008 by and among XEROX CORPORATION, a corporation duly organized and existing under the laws of the State of New York (“Issuer”), WILMINGTON TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of Delaware (“Prior Trustee”), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (“Prior Paying Agent, Registrar and Issuing and Paying Agent”) and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York (“Successor Trustee”).

RECITALS:

WHEREAS, the Issuer, Prior Trustee and Citibank, N.A. (“Citibank”) entered into an Instrument of Resignation, Appointment and Acceptance dated as of February 1, 2001 pursuant to which Prior Trustee became the trustee under an Indenture dated as of September 20, 1996 by and between the Issuer and Citibank (the “Indenture”);

WHEREAS, pursuant to the Indenture, the Issuer issued its Medium-Term Notes, Series D (Base CUSIP 98412J) (the “Securities”);

WHEREAS, there is presently issued and outstanding $1,748,000 in aggregate principal amount of the Securities, as more specifically set forth in Annex I hereto;

WHEREAS, the Issuer desires to appoint Successor Trustee as Trustee, Paying Agent, Registrar and Issuing and Paying Agent to succeed Prior Trustee and Prior Paying Agent, Registrar and Issuing and Paying Agent in such capacities, respectively, under the Indenture;

WHEREAS, Successor Trustee is willing to accept such appointment as Successor Trustee, Paying Agent, Registrar and Issuing and Paying Agent under the Indenture;

WHEREAS, the Issuer, Prior Trustee and Citibank entered into an Agency Agreement dated as of February 1, 2001 (the “Agency Agreement”) pursuant to which Citibank became the authorized signatory for purposes of manually signing the certificate of authentication on the Securities (the “Agent”) and Citibank is willing to resign as Agent under the Agency Agreement; and

WHEREAS, the Issuer, Prior Trustee and Citibank are willing to waive the sixty (60) day notice requirement for termination set forth in Section 4 under the Agency Agreement;

NOW, THEREFORE, the Issuer, Prior Trustee, Prior Paying Agent, Registrar and Issuing and Paying Agent and Successor Trustee, for and in consideration of the premises of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE I

THE PRIOR TRUSTEE

SECTION 1.01 Prior Trustee hereby resigns as Trustee under the Indenture effective as of the Effective Date (as hereinafter defined).

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SECTION 1.02 Prior Trustee hereby assigns, transfers, delivers and confirms, as of the Effective Date, to Successor Trustee all right, title and interest of Prior Trustee in and to the trusts of the Trustee under the Indenture and all the rights, powers, trusts, privileges, duties and obligations of the Trustee under the Indenture, subject to the lien provided by Section 8.05 of the Indenture, which lien the Prior Trustee expressly reserves to the fullest extent necessary to secure the Issuer’s obligations under said section to the Prior Trustee, which lien shall also secure the Issuer’s obligations under said section to the Successor Trustee. Prior Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trust hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee.

SECTION 1.03 Prior Trustee hereby warrants and represents that (i) there is no action, suit or proceeding pending or threatened against the Prior Trustee of which it has actual knowledge before any court or governmental authority arising out of any action or omission by the Prior Trustee as trustee under the Indenture and (ii) as of the Effective Date, the Prior Trustee holds no property or money in its capacity as trustee under the Indenture

ARTICLE II

THE PRIOR PAYING AGENT, REGISTRAR

AND ISSUING AND PAYING AGENT

SECTION 2.01 Prior Paying Agent, Registrar and Issuing and Paying Agent hereby resigns as Paying Agent, Registrar and Issuing and Paying Agent under the Indenture effective as of the Effective Date (as hereinafter defined).

SECTION 2.02 Prior Paying Agent Registrar and Issuing and Paying Agent hereby assigns, transfers, delivers and confirms, as of the Effective Date, to Successor Trustee all right, title and interest of Prior Paying Agent, Registrar and Issuing and Paying Agent in and to the trusts of the Paying Agent, Registrar and Issuing and Paying Agent under the Indenture and all the rights, powers, trusts, privileges, duties and obligations of the Paying Agent, Registrar and Issuing and Paying Agent under the Indenture. Prior Paying Agent, Registrar and Issuing and Paying Agent shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trust hereby assigned, transferred, delivered and confirmed to Successor Trustee as Paying Agent, Registrar and Issuing and Paying Agent.

SECTION 2.03 Prior Paying Agent, Registrar and Issuing and Paying Agent hereby warrants and represents that (i) there is no action, suit or proceeding pending or threatened against the Prior Paying Agent, Registrar and Issuing and Paying Agent of which it has actual knowledge before any court or governmental authority arising out of any action or omission by the Prior Paying Agent, Registrar and Issuing and Paying Agent as paying agent, registrar or issuing and paying agent under the Indenture and (ii) as of the Effective Date, the Prior Paying Agent, Registrar and Issuing and Paying Agent holds no property or money in its capacity as Paying Agent, Registrar or Issuing and Paying Agent under the Indenture.

SECTION 2.04 Citibank hereby resigns as Agent under the Agency Agreement effective as of the Effective Date (as hereinafter defined).

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SECTION 2.05 The Agency Agreement requires sixty (60) days prior written notice to the other parties to terminate the Agency Agreement. The Issuer, Prior Trustee and Citibank hereby waive the sixty (60) day notice requirement set forth in Section 4 under the Agency Agreement and the Agency Agreement is hereby terminated effective as of the Effective Date (as hereinafter defined).

ARTICLE III

THE ISSUER

SECTION 3.01 The Issuer hereby accepts the resignation of Prior Trustee as Trustee and the resignation of Prior Paying Agent, Registrar and Issuing and Paying Agent as Paying Agent, Registrar and Issuing and Paying Agent under the Indenture effective as of the Effective Date.

SECTION 3.02 All conditions relating to the appointment of The Bank of New York Mellon as Successor Trustee, Paying Agent, Registrar and Issuing and Paying Agent under the Indenture have been met by the Issuer and, pursuant to Section 8.07(e) of the Indenture, the Issuer hereby appoints Successor Trustee as Trustee, Paying Agent, Registrar and Issuing and Paying Agent under the Indenture with respect to such applicable series of Securities with like effect as if originally named as Trustee, Paying Agent, Registrar and Issuing and Paying Agent in the Indenture.

SECTION 3.03 Promptly after the Effective Date of this Agreement, the Issuer shall give notice in accordance with Section 8.07(f) of the Indenture of the resignation of the Prior Trustee and the appointment of the Successor Trustee.

SECTION 3.04 Not withstanding the resignation of the Prior Trustee, the Issuer shall remain obligated under the Indenture to compensate, reimburse and indemnify the Prior Trustee in connection with its trusteeship under the Indenture, and nothing contained in this Agreement shall in any way abrogate the obligations of the Issuer to the Prior Trustee under the Indenture or any lien created in favor of the Prior Trustee thereunder.

ARTICLE IV

THE SUCCESSOR TRUSTEE

SECTION 4.01 Successor Trustee hereby represents and warrants to Prior Trustee and to the Issuer that Successor Trustee is not disqualified to act as Trustee under the Indenture.

SECTION 4.02 Successor Trustee hereby accepts its appointment as Successor Trustee, Paying Agent, Registrar and Issuing and Paying Agent under the Indenture and accepts the rights, powers, duties and obligations of Prior Trustee as Trustee, and of Prior Paying Agent, Registrar and Issuing and Paying Agent as paying agent, registrar or issuing and paying agent under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Paying Agent, Registrar and Issuing and Paying Agent under the Indenture.

SECTION 4.03 References in the Indenture to the “Corporate Trust Office” of the Prior Trustee or similar terms shall be deemed to refer to the Corporate Trust Office of the Successor Trustee at 101 Barclay Street, New York, NY 10286 or any other office of the Successor Trustee at which, at any particular time, its corporate trust business shall be principally administered.

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ARTICLE V

MISCELLANEOUS

SECTION 5.01 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on August 13, 2008 (the “Effective Date”).

SECTION 5.02 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5.03 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 5.04 All notices given pursuant to Section 1.05 of the Indenture shall be sent to the following addresses:

To the Successor Trustee:

THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, NY 10286

To the Issuer:

XEROX CORPORATION

P. O. Box 4505

45 Glover Avenue

Norwalk, CT 06856-4505

Attention: Treasurer

Telephone: (203) 849-2673

Fax: (203) 849-5231

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation Appointment and Acceptance to be duly executed all as of the day and year first above written.

XEROX CORPORATION as Issuer

By:
Name:
Title:

WILMINGTON TRUST COMPANY as Prior Trustee

By:
Name:
Title:

CITIBANK, N.A. as Prior Registrar, Paying Agent and Issuing and Paying Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON as Successor Trustee

By:	/s/ FRANCINE KINCAID
Name:	FRANCINE KINCAID
Title:	VICE PRESIDENT

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation Appointment and Acceptance to be duly executed all as of the day and year first above written.

XEROX CORPORATION as Issuer

By:
Name:
Title:

WILMINGTON TRUST COMPANY as Prior Trustee

By:	/s/ GEOFFREY J. LEWIS
Name:	Geoffrey J. Lewis
Title:	Senior Financial Services Officer

CITIBANK, N.A. as Prior Registrar, Paying Agent and Issuing and Paying Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON as Successor Trustee

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation Appointment and Acceptance to be duly executed all as of the day and year first above written.

XEROX CORPORATION as Issuer

By:
Name:
Title:

WILMINGTON TRUST COMPANY as Prior Trustee

By:
Name:
Title:

CITIBANK, N.A. as Prior Registrar, Paying Agent and Issuing and Paying Agent

By:	/s/ WAFAA ORFY
Name:	Wafaa Orfy
Title:	Vice President

THE BANK OF NEW YORK MELLON as Successor Trustee

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation Appointment and Acceptance to be duly executed all as of the day and year first above written.

XEROX CORPORATION as Issuer

By:	/s/ ANN PETTRONE
Name:	Ann Pettrone
Title:	Director, Corporate Finance

WILMINGTON TRUST COMPANY as Prior Trustee

By:
Name:
Title:

CITIBANK, N.A. as Prior Registrar, Paying Agent and Issuing and Paying Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON as Successor Trustee

By:
Name:
Title:

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ANNEX I

Securities Outstanding on July 30, 2008

SERIES	CUSIP	AMOUNT	MATURITY	OUTSTANDING
D	98412JBM5	350,000,000	11/15/2026	1,730,000
D	98412JBN3	5,000,000	4/1/2037	0
D	98412JBP8	31,080,000	5/5/2037	0
D	98412JBQ6	22,314,000	6/15/2037	18,000
D	98412JBR4	12,380,000	7/22/2037	0